Exhibit 99.1

Footnotes to Form 3

(1) Represents 45,013,784 shares of common stock held directly by AI Fresh Holdings Limited Partnership (“AI Fresh LP”) and 3,156,812 shares of common stock underlying preferred stock held directly by AI Fresh LP. AI Fresh Topco GP, LLC (“AI Fresh GP”) is the general partner of AI Fresh LP. Advent International Corporation (“Advent”) is the manager of AI Fresh GP.

(2) Advent and entities related to Advent may be deemed to have indirect beneficial ownership of the Issuer’s securities that are directly beneficially owned by AI Fresh LP, including the following entities (i) Advent International GPE VIII Limited Partnership, Advent International GPE VIII-B-1 Limited Partnership, Advent International GPE VIII-B-2 Limited Partnership, Advent International GPE VIII-B-3 Limited Partnership, Advent International GPE VIII-B Limited Partnership, Advent International GPE VIII-C Limited Partnership, Advent International GPE VIII-D Limited Partnership, Advent International GPE VIII-F Limited Partnership, Advent International GPE VIII-H Limited Partnership, Advent International GPE VIII-I Limited Partnership and Advent International GPE VIII-J Limited Partnership (collectively, the “Advent VIII Luxembourg Funds”); (ii) Advent International GPE VIII-A Limited Partnership, Advent International GPE VIII-E Limited Partnership, Advent International GPE VIII-G Limited Partnership, Advent International GPE VIII-K Limited Partnership and Advent International GPE VIII-L Limited Partnership (collectively, the “Advent VIII Cayman Funds”) and (iii) Advent Partners GPE VIII Limited Partnership, Advent Partners GPE VIII Cayman Limited Partnership, Advent Partners GPE VIII-A Limited Partnership, Advent Partners GPE VIII-A Cayman Limited Partnership and Advent Partners GPE VIII-B Cayman Limited Partnership (collectively, the “Advent VIII Partners Funds”).

GPE VIII GP S.à.r.l. (“Advent GP Luxembourg”) is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership (“Advent GP Cayman”) is the general partner of the Advent VIII Cayman Funds. (“Advent Partners GP”) is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of Advent GP Luxembourg and the general partner of each of Advent GP Cayman and Advent Partners GP.

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds.

(3) The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.

(4) Immediately prior to the closing of the Issuer’s initial public offering, the preferred stock will automatically convert on a 11.838-for-1 basis into the number of shares of common stock shown in Column 3 without payment of additional consideration. The preferred stock has no expiration date.